SUB-ITEM 77D

The MFS Total Return Fund, a series of MFS Series Trust V, added disclosure regarding foreign government securities and foreign corporate securities, and disclosure regarding emerging markets risk, to the Prospectus contained in Post-Effective Amendment No. 59 to the Registration Statement (File Nos. 2-38613 and 811-2031), as filed with the Securities and Exchange Commission via EDGAR on January 27, 2006, under Rule 485 of the Securities Act of 1933. Such description is incorporated herein by reference.